                                                                  EXHIBIT 10(dd)

                               AMENDMENT NO. 1
                                     TO
                        AMERICAN DENTAL PARTNERS, INC.
                 AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                 -------------------------------------------

     The American Dental Partners, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan") is hereby amended pursuant to the following provisions:

     1. Definitions
        -----------

     All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

     2. Shares Subject To Plan
        ----------------------

     The total number of shares of Common Stock for which options may be granted under the Plan, as provided under Section 2(a) of the Plan (as previously adjusted pursuant to Section 12 of the Plan) is increased by 100,000 shares to a total of 973,246 shares of Common Stock.

     3. Effective Date; Construction
        ----------------------------

     The effective date of this amendment is February 27, 1998, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

     This amendment shall be submitted to the stockholders of the Company for approval as soon as reasonably practicable, but in any event not later than 12 months after the date of this amendment. Notwithstanding the preceding paragraph or any other provisions of this amendment to the contrary, if this amendment is not approved by the stockholders of the Company within such 12-month period, this amendment and all options granted with respect to the additional shares of Common Stock subject to the Plan as a result of this amendment shall automatically become null and void and have no further force or effect.